Exhibit 99.1

SERIES ES, 60 AND 250 OPERATING PARTNERSHIP UNITS TO TRADE ON NYSE ARCA

ESRT CLASS A COMMON STOCK UNAFFECTED

New York, New York, October 10, 2013 — Empire State Realty Trust, Inc. (NYSE:ESRT) (the “Company”), a leading real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today announced that it has commenced the process to transfer Series ES (NYSE:ESBA), 60 (NYSE:OGCP) and 250 (NYSE:FISK) listed operating partnership units to the NYSE Arca, Inc. (“Arca”). The operating partnership units are expected to begin trading on Arca on October 11, 2013; their ticker symbols are unchanged.

The operating partnership units are entitled to the same distributions on a per unit basis as ESRT Class A shares. However, they are non-voting securities with significantly less trading volume than ESRT Class A shares. An operating partnership unit is exchangeable for cash or shares of Class A common stock, on a one-to-one basis, at the Company’s election generally commencing on October 1, 2014.

ESRT has 82,225,000 shares of Class A common stock listed on the NYSE under the ticker ESRT. This announcement does not impact these Class A shares. The trading characteristics of the listed operating partnership units since they began trading led the NYSE and the Company to determine they were better suited to be listed on Arca.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous office building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 8.4 million rentable square feet, as of June 30, 2013, consisting of 7.7 million rentable square feet in 12 office properties, including seven in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and 645,067 rentable square feet in six retail properties, including four in Manhattan and two in Westport, Connecticut. The Company also owns land at the Stamford, Connecticut Transportation Center that supports the development of an approximately 380,000 rentable square foot office building and garage and has an option to acquire two additional Manhattan office properties encompassing approximately 1.5 million rentable square feet of office space and over 150,000 rentable square feet of retail space at the base of the buildings.

Forward-Looking Statements

This press release includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in the Company’s prospectus relating to the initial public offering, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties.” While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the prospectus relating to the initial public offering, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

212-850-2678

IR@empirestaterealtytrust.com

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